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                                                                    EXHIBIT 12.1

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)


                                                              CONAGRA RED MEAT BUSINESS
                                                                 Fiscal Year Ended
                                               May 28, 2000          May 27, 2001         May 26, 2002
                                             ----------------      ----------------      ----------------
Fixed Charges as Defined:
Allocated Finance Charges                    $         50,185      $         45,868      $         55,240
Interest expense                                          564                 1,333                 1,084
Capitalized interest                                      687                   627                   214
One third of non-cancelable lease rent                  5,128                 6,094                 6,627
                                             ----------------      ----------------      ----------------
Total fixed charges (A)                                56,564                53,922                63,164

Earnings as Defined:
Pretax Income (loss)                                   57,472               104,247               117,953
Add fixed Charges                                      56,564                53,922                63,164
Less capitalized interest                                (687)                 (627)                 (214)
                                             ================      ================      ================

Earnings (loss) and fixed charges (B)                 113,349               157,542               180,904

Ratio of earnings to fixed charges (B/A)                 2.00                  2.92                  2.86





                                                                                                  SIXTY-SEVEN
                                              TWENTY-SIX WEEKS          115 DAYS ENDED             DAYS ENDED
                                               ENDED NOVEMBER            SEPTEMBER 18,              NOVEMBER
                                                  25, 2001                   2002                    24,2002
                                                Predecessor              Predecessor                Successor
                                            --------------------     --------------------     --------------------
Fixed Charges as Defined:
Allocated Finance Charges                   $             27,620     $             13,604     $                 --
Interest expense                                             470                      129                   13,591
Capitalized interest                                         293                       (3)                      --
One third of non-cancelable lease rent                     3,100                    2,099                      923
                                            --------------------     --------------------     --------------------
Total fixed charges (A)                                   31,483                   15,829                   14,514

Earnings as Defined:
Pretax Income (loss)                                      85,471                   28,018                   26,436
Add fixed Charges                                         31,483                   15,829                   14,514
Less capitalized interest                                   (293)                       3                       --
                                            ====================     ====================     ====================

Earnings (loss) and fixed charges (B)       $            116,661     $             43,850     $             40,950

Ratio of earnings to fixed charges (B/A)                    3.71                     2.77                     2.82